DAVIDSON & COMPANY	Chartered Accountants	A Partnership of Incorporated Professionals

INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2/A of Storage Alliance, Inc. (formerly Cascadia Capital Corporation) of our report dated January 15, 2002 appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading "Experts" in such Prospectus.

/s/ DAVIDSON & COMPANY

Vancouver, Canada	Chartered Accountants

November 18, 2003